EXHIBIT 5.1

Opinion of Gardere Wynne Sewell LLP

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Direct: 214-999-4544

Direct Fax: 214-999-3544

rray@gardere.com

October 15, 2003

Royal BodyCare, Inc.

2301 Crown Court

Irving, Texas 75038

Gentlemen:

We have acted as counsel to Royal BodyCare, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-8 (the “Registration Statement”) of 3,500,000 shares of the Company’s Common Stock, $.001 par value (“Common Stock”) authorized for issuance under the Company’s 2003 Stock Incentive Plan, as amended and restated effective September 4, 2003) (the “Plan”).

We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission (“SEC”) on October 15, 2003 for the registration under the Securities Act of 3,500,000 shares of Common Stock covered by the Plan.

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that the 3,500,000 shares of Common Stock of the Company which from time to time may be issued or transferred upon the exercise of options granted under the Plan or pursuant to other award issued under the Plan, in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the provisions of the Plan and related agreements entered into by the Company, will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

GARDERE WYNNE SEWELL LLP

3000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201-4761 • 214.999.3000 Phone • 214.999.4667 Fax

Royal BodyCare, Inc.

October 15, 2003

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC thereunder.

Very truly yours,

GARDERE WYNNE SEWELL LLP

By:	/s/ Randall G. Ray
Randall G. Ray, Partner